Exhibit 99.1

DAVIDsTEA REMINDS SHAREHOLDERS TO VOTE FOR THE MANAGEMENT DIRECTOR NOMINEES ON THE YELLOW PROXY BEFORE JUNE 12 VOTING CUT OFF

Shareholders urged to vote TODAY on the YELLOW proxy for the management director nominees

MONTREAL, June 8, 2018 (GLOBE NEWSWIRE) —  DAVIDsTEA Inc. (Nasdaq: DTEA) today reminded its shareholders to vote their shares for the election of directors at the company’s upcoming Annual General Meeting before the voting cut off on Tuesday, June 12, 2018 at 5:00 p.m. ET. DAVIDsTEA will host its Annual General Meeting at 9:30 a.m. ET on June 14, 2018 in Montreal, QC.

DAVIDsTEA reminds shareholders of the following as they consider their vote in this important election:

1.              Your vote counts, no matter how many or few shares you own.

2.              DAVIDsTEA’s other significant shareholders support the management director nominees.  For example, on June 7, TDM Asset Management sent a letter to the dissident director nominees expressing frustration with Mr. Segal’s behavior while he was a member of the board.  You can read a copy of the full letter here.

3.              DAVIDsTEA’s renewed board has the right mix of skills, experience, perspective and independence to oversee the management of DAVIDsTEA and reflect the interests of ALL shareholders.

4.              Mr. Segal only left the DAVIDsTEA board in early March and was a key contributor to many of the company’s recent challenges. It is misleading for him to suggest otherwise.

5.              The two leading independent corporate governance advisory firms — ISS and Glass Lewis & Co. — recommend shareholders vote “FOR” the management director nominees.

6.              DAVIDsTEA has presented a clear, detailed plan to improve performance and meet the evolving needs of our customers. Mr. Segal has not.

7.              Mr. Segal wants to control the company.  He once considered buying it, and he is now trying to take control of the board with his hand-picked slate of directors without paying a premium to the remaining shareholders.

DAVIDsTEA urges shareholders, no matter how many shares they own, to vote the YELLOW Proxy or Voting Information Form today to support the DAVIDsTEA director nominees. It is critical that shareholders continue to cast their vote FOR management’s director nominees and support a board that will be truly independent and act in the best interests of ALL shareholders, not just the interests of Mr. Segal.

Shareholders are encouraged to visit the DAVIDsTEA’s website to read the Management Information Circular and presentation for a complete understanding of the company’s strategy and the relevant experience of the DAVIDsTEA nominees. The Circular, presentation and instructions on how to vote are publicly available on DAVIDsTEA’s website at http://2018meeting.davidstea.com and on SEDAR (www.sedar.com).

Vote by Tuesday, June 12 at 5 p.m. (Eastern Time)

Time is short. Vote today in support of the DAVIDsTEA nominees by voting using only the YELLOW Proxy or Voting Instruction Form well in advance of the proxy deadline. Disregard any Blue proxy or voting instruction form that you may receive from Rainy Day Investments Ltd.

For questions or voting assistance, please contact Laurel Hill Advisory Group at 1-877-452-7184 toll free (416-304-0211 collect) or by email at assistance@laurelhill.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters including management’s beliefs and plans regarding the dissident shareholder’s plans for the Company. Actual events may differ materially from these expectations due to risks and uncertainties including the risks of undertaking a public strategic process, the risks of a public proxy contest as well as other risks set forth in the Company’s Annual Report on Form 10-K dated April 19, 2018, which is and filed with the Securities and Exchange Commission on EDGAR (accessible at www.sec.gov/edgar.shtml) and SEDAR (accessible at www.sedar.com). If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About DAVIDsTEA
DAVIDsTEA is a retailer of specialty tea, offering a differentiated selection of proprietary loose-leaf teas, pre-packaged teas, tea sachets and tea-related gifts, accessories and food and beverages, primarily through 240 company-operated DAVIDsTEA stores throughout Canada and the United States as of February 3, 2018, and its website, davidstea.com. The Company is headquartered in Montréal, Canada.

Shareholder Questions

Shareholders who have questions or require voting assistance may contact DAVIDsTEA’s proxy agent at:
Laurel Hill Advisory Group
Toll free in North America:  1 (877) 452-7184
(1 (416) 304-0211 outside North America)
assistance@laurelhill.com

Media Contact

Edelman
Nina Godard
(416) 455-6324
nina.godard@edelman.com